                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

================================================================================
NAME OF SUBSIDIARIES                                 PLACE OF INCORPORATION
--------------------------------------------------------------------------------
1. First Space Holdings Limited                      British Virgin Islands

2. Wuxi Seamless Oil Pipes Company Limited                     PRC

3. Jiangsu Fanli Pipe Co., Ltd.                                PRC

4. WSP Industries Canada Inc.                                Canada
--------------------------------------------------------------------------------